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                                                                    Exhibit 4.11


                                 AMENDMENT NO.2
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         AMENDMENT NO. 2, dated as of November 28, 2001 ("Amendment"), to the
Credit Agreement dated as of July 31, 2000, as amended prior to the date hereof (the "Credit Agreement"), among Actuant Corporation (the "Company"), Credit Suisse First Boston as Lead Arranger, Collateral Agent and Administrative Agent, First Union National Bank, as Syndication Agent, ING (U.S.) Capital LLC, as Documentation Agent and the Lenders party thereto. Capitalized terms not otherwise defined herein have the same meaning assigned to such terms in the Credit Agreement.

                              W I T N E S S E T H :
                              - - - - - - - - - -


         WHEREAS, pursuant to Section 9.08 of the Credit Agreement, the Company and the Required Lenders desire to amend certain provisions of the Credit Agreement;

         NOW THEREFORE, in consideration of the premises and covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1.  Amendment.
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         (a) Section 1.01. Section 1.01 of the Credit Agreement is hereby
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amended as follows:

     1. Consolidated Interest Expense. The definition of Consolidated Interest Expense is amended by adding the following immediately before the period at the end thereof:

     ; provided, however, that the term Consolidated Interest Expense shall not include any non-cash interest expense, including without limitation debt issuance amortization expense and debt discount expense.

     2. Consolidated Net Income. The definition of Consolidated Net Income is amended by adding the following immediately before the period at the end thereof:

     ; provided, however, that amounts in any such period in respect of (a) any noncash charges associated with the sales of assets, businesses or product lines, (b) restructuring charges of $1.7 million incurred in the third fiscal quarter of

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     fiscal year 2001, (c) the charge of $0.6 million incurred in the third fiscal quarter of year 2001 in connection with the Accounts Receivable Facility, (d) charges associated with the discontinuance or sale of any business operations, (e) the cumulative effect of accounting changes, and
     (f) charges associated with the early retirement or accelerated repayment of Indebtedness shall be added, without duplication, to Consolidated Net Income for such period.

        (b) Section 6.09. Section 6.09 of the Credit Agreement is hereby amended
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by deleting the amount specified under "Ratio" for the Period of December 1,
2001 to February 28, 2002 and replacing it with "1.75:1.00".

        (c) Section 6.11. Section 6.11 of the Credit Agreement is hereby amended
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by deleting the amount specified under "Ratio" for the Period of December 1,
2001 to February 28, 2002 and replacing it with "4.50:1.00" and deleting the amount specified under "Ratio" for the Period of June 1, 2002 to August 31, 2002 and replacing it with "4.25:1.00".

        (d) Section 6.12. Section 6.12 of the Credit Agreement is hereby amended
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by adding the words and comma "Unless the Required Lenders shall otherwise consent in writing," at the beginning of such section.

        2. Conditions to Effectiveness. This Amendment shall become effective as
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of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Company and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment. The effectiveness of this Amendment (other than Sections 5 and 7 hereof) is conditioned upon the accuracy of the representations and warranties set forth in
Section 3 hereof.

        3. Representations and Warranties. In order to induce the Lenders and
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the Agents to enter into this Amendment, the Company represents and warrants to each of the Lenders and the Agent that after giving effect to this Amendment,
(i) no Default or Event of Default has occurred and is continuing; and (ii) all of the representations and warranties in the Credit Agreement, after giving effect to this Amendment, are true and complete in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

        4. Reference to and Effect on the Credit Agreement and the Notes. On and
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after the effectiveness of this Amendment, each reference in the Credit
Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement

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and each reference in each of the other Loan Documents to the "Credit
Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

        5. Costs, Expenses and Taxes and Fees. The Company agrees to pay all
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reasonable costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel) in accordance with the terms of
Section 9.05 of the Credit Agreement. In addition, the Company shall pay or reimburse any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any, and agrees to save each Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. In the event the Required Lenders consent to this Amendment, Borrower covenants to pay or cause to be paid a one-time cash fee (the "Amendment Fee") to each Lender that executes and delivers a signature page to this Amendment not later than the close of business (New York time) on the date hereof in the aggregate amount equal to 0.150% of the sum of (i) the aggregate amount of Loans then outstanding owing to such Lender plus the (ii) then effective aggregate amount of the unused Revolving Credit Commitment of such Lender, which fee shall be paid by wire transfer of immediately available funds and distributed by the Administrative Agent to the Lenders entitled thereto.

        6. Execution in Counterparts. This Amendment may be executed in any
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number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

        7. Governing Law. This Amendment shall be governed by, and construed and
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enforced in accordance with, the internal laws of the State of New York
(including Sections 5-1401 of the General Obligations Law of the State of New
York), without giving effect to any provisions thereof relating to conflicts of law.

                  [Remainder of Page Intentionally Left Blank]

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             ACTUANT CORPORATION


                                             By: /s/
                                                 -------------------------------
                                                 Name:
                                                 Title:





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                                         ______________________________________,
                                           as one of the Lenders
                                           (please type)



                                           By: /s/
                                               ---------------------------------
                                               Name:
                                               Title: